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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of Earliest Event reported)
                                December 7, 2000

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                             CAMPBELL RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                                     CANADA
                         (Jurisdiction of Incorporation)

                           Commission File No. 1-8488

                                      NONE
                      (I.R.S. Employer Identification No.)

                                   Suite 1910
                            120 Adelaide Street West
                                Toronto, Ontario
                                 Canada, M5H 1T1
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (416) 366-5201

                                   ----------

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)


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Item 1         Change in Control of Registrant

               N/A

Item 2         Acquisition or Disposition of Assets

               N/A

Item 3         Bankruptcy or Receivership

               N/A

Item 4         Changes in Registrant's Certifying Accountants

               N/A

Item 5         Other Events

               The Board of Directors of Campbell Resources Inc. announces that the Company is adopting a new strategy to focus on its core mining operations in Quebec including the transfer of its executive office to Montreal.

               Plans are currently being formulated to carry out an exploration and development program to increase the economic life of the Company's Joe Mann Mine in Chibougamau, Quebec. The mine's operations were temporarily suspended on November 10th awaiting further development plans. During the suspension it is expected that an extensive diamond drilling and development program will be undertaken to both increase the extent and confidence of the mineable reserves and geological resources. Initially, work will focus on confirmation of higher grade material previously identified. At the same time the experience of the last six months will be evaluated to determine what improvements can be made to increase the efficiency of the mine. Various alternatives to fund such a program are currently being pursued.

               In addition to the proposed new program at the Joe Mann Mine, the Company will also pursue with others the rationalization of mining operations in the Chibougamau area. Efforts will be focussed on sharing of common services with nearby operations in an effort to reduce costs.



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               Given the Company's new focus, Campbell's operations in Mexico will be put on a care and maintenance basis in 2001. The Cerro Quema project in Panama has been on a care and maintenance basis since 1998.

               As part of the increased focus on Quebec, the Board further announces that Mr. John O. Kachmar, President and Chief Executive Officer and a Director, is stepping down. The Board has appointed Mr. Andre Y. Fortier, of Montreal, as the new President and Chief Executive Officer effective immediately. Mr. Fortier is a mining executive with many years of experience in the Canada. He is Chairman and Chief Executive Officer of MSV Resources Inc. and President of GeoNova Explorations Inc., both of which are active near Campbell's operations in the Chibougamau area. In addition to Mr. Kachmar, Mr. Rod Douglas has also resigned as a Director. Mr. Fortier and Mr. Michel Blouin, a lawyer from Montreal, have joined the Board.



Item 7         Financial Statements, Pro Forma Financial Information and
               Exhibits

               Press Release dated December 7, 2000

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                                   SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CAMPBELL RESOURCES INC.




                                           Per:/s/"LORNA D. MACGILLIVRAY"
                                                  -----------------------
                                                   Lorna D. MacGillivray
DATE: December 11, 2000                            Vice President, Secretary and
     --------------------                          General Counsel



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                             CAMPBELL RESOURCES INC.
                           FORM 8K - DECEMBER 7, 2000

                                  EXHIBIT INDEX



               Item # 7:     Press Release of December 7, 2000 .